Exhibit 99.1
Daktronics, Inc. Announces 2026 Fiscal Third Quarter Results

Sales +22% YoY

Orders +8% YoY

Product Backlog entering Q4 of $342 million, up 25% from prior year

Execution and financial results on track with long-term financial goals

BROOKINGS, S.D., March 4, 2026 – Daktronics, Inc. (NASDAQ: DAKT) (the “Company”, “Daktronics”, “we”, or “us”), a recognized industry leader in the design and manufacturing of best-in-class dynamic video communication displays and control systems for customers worldwide, today reported results for its fiscal 2026 third quarter which ended January 31, 2026.

Fiscal Q3 2026 financial highlights include:
•Sales of $181.9 million, 21.6% growth from $149.5 million for the third quarter of fiscal 2025
•Operating income increased to $1.9 million, compared to operating loss of $3.6 million for the third quarter of fiscal 2025; adjusted operating income(1) was $4.0 million, compared to $1.2 million in the prior-year quarter
•Operating margin as a percentage of net sales was 1.1%, compared to an operating loss of 2.4% for the third quarter of fiscal 2025; adjusted operating margin(1) as a percentage of sales was 2.2%, compared to an adjusted operating margin(1) of 0.8% in the prior-year quarter
•New orders for products and services rose to $201.1 million(2) for the quarter, compared to $186.9 million from the third quarter of fiscal 2025, up 7.6%
•Product backlog increased to $342.3 million(2) for the quarter, up 25.3% from $273.2 million at the end of the third quarter of fiscal 2025

Ramesh Jayaraman, Daktronicsʹ President and Chief Executive Officer, commented, “Our team continued to execute well during the fiscal third quarter, driving year-over-year revenue growth of 21.6 percent and more than tripling adjusted operating income through value-based pricing and operational efficiencies. The quarter unfolded as we expected, with efficient order conversion to revenue and the commencement of five MLB stadium projects with planned installation this spring. New orders grew 7.6 percent, supported by order growth in High School Parks and Recreation, particularly through video scoreboards, record order bookings in Transportation led by the aviation sector, and continued success in stadium projects.”

Outlook
Daktronics’ product backlog of $342.3 million at quarter end provides continued strong tailwind for future revenue growth. The Company has moved through the seasonally slower third fiscal quarter with strong year-over-year growth and continued momentum leading into the final quarter of fiscal 2026.

Daktronics remains agile and ready to implement measures to maintain profitability in the dynamic global trade environment. We continue to monitor the evolving tariff landscape and inflationary electronic component cost landscape and are taking actions accordingly in pricing, supply chain and contractual protections.

(1) Adjusted operating income, adjusted operating margin, and adjusted net income are not measures defined by accounting principles generally accepted in the United States of America ("GAAP"), to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting this non-GAAP financial measurement provides investors with a consistent way to analyze our performance. For more information, see the supplemental calculation contained later in this release.
(2) Orders and backlog metrics are operating measures not defined by GAAP, and our methodology for determining orders and backlog may vary from the methodology used by other companies in determining their orders and backlog amounts. For more information related to backlog, see Part I, Item 1. “Business” of our Annual Report on Form 10-K for the fiscal year ended April 26, 2025.

Mr. Jayaraman added, “Over the past several quarters, Daktronics has further strengthened its unique position in the dynamic audiovisual space by building trust and reliability through continued innovation and sophistication, enhanced service delivery, and is firmly on a path of accelerating execution. We enter the fourth quarter in a solid position and will focus on closing the year on a strong note. The executive team and I very much look forward to sharing the next phase of Daktronics’ strategic growth at our Investor Day in April.”

Third Quarter Results
Orders for the third quarter of fiscal 2026 increased by 7.6 percent compared to the third quarter of fiscal 2025. Order volume for the quarter reflected growth in the High School Parks and Recreation and Transportation business units, partially offset by lower order volume in the Live Events and International business units.

Net sales for the third quarter of fiscal 2026 increased by 21.6 percent as compared to the third quarter of fiscal 2025. Howard Atkins, Daktronics’ Acting Chief Financial Officer, noted, “The main driver of the net sales increase in the quarter was the efficient fulfillment of the backlog coming into the quarter which we see continuing into the final quarter of fiscal 2026.”

Gross profit as a percentage of net sales was 24.0 percent for the third quarter of fiscal 2026 as compared to 24.6 percent a year earlier with the benefit of fixed cost operating leverage on the gross profit margin offset by revenue fulfillment mix, particularly with a higher percentage of mix in the Live Events business unit.

Operating expenses increased slightly to $41.7 million in the third quarter of fiscal 2026 as compared to $40.4 million for the third quarter of fiscal 2025. During the third quarter of fiscal 2026, the Company incurred $2.1 million of expenses related to management transition, advisory costs, and legal expenses in connection with an acquisition. Last year, during the third quarter of fiscal 2025, the Company incurred $4.8 million of consultant related expenses associated with its strategic and digital transformation initiatives and corporate governance matters. The Company remains focused on maintaining cost discipline while continuing to target investments in innovative product development.

Operating margin for the third quarter of fiscal 2026 was 1.1 percent as compared to an operating loss of 2.4 percent for the third quarter of fiscal 2025. Excluding the above-mentioned $2.1 million of management transition, advisory and legal expenses and excluding the $4.8 million of consultant related expenses, adjusted operating margin(1) for the third quarter of fiscal 2026 was 2.2 percent as compared to an adjusted operating margin(1) of 0.8 percent for the third quarter of fiscal 2025. The impact on operating income from higher sales and well-managed costs offset the additional tariff expense between fiscal 2025 and 2026.

The increase in interest income (expense), net for the third quarter of fiscal 2026 compared to the same period a year ago is primarily due to higher cash levels invested in interest-bearing accounts. During the third quarter of fiscal 2025, interest expense included interest on the convertible note payable to Alta Fox Opportunities, LP (the “Convertible Note”) which was settled during fiscal 2025.
For the three months ended January 31, 2026, the effective tax rate was 14.3 percent compared to an effective tax rate of 3.7 percent for the three months ended January 25, 2025. The lower tax rate in the third quarter of fiscal 2025 is due to the reduction of the Convertible Note fair value adjustment to expense in proportion to the period's decrease in pre-tax income, whereas in the third quarter of fiscal 2026, the tax rate was reduced by increases to discrete tax benefits and a reversal of a valuation allowance with no fair value adjustments applicable.
Net income for the third quarter of fiscal 2026 was $3.0 million, compared to a net loss of $17.2 million for the third quarter of fiscal 2025. For the third quarter of fiscal 2026, excluding the management transition, advisory and legal expenses, adjusted net income(1) was $4.6 million. For the third quarter of fiscal 2025, excluding the non-operating non-cash debt fair value adjustment, operating adjustment for consultant related expenses associated with business and digital transformation initiatives, and corporate governance matters, adjusted net income(1) was $0.5 million.
For the three months ended January 31, 2026, earnings per diluted share was $0.06 compared to loss per diluted share of $0.36 in the same period last year.

(1) Adjusted operating income, adjusted operating margin, and adjusted net income are not measures defined by accounting principles generally accepted in the United States of America ("GAAP"), to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting this non-GAAP financial measurement provides investors with a consistent way to analyze our performance. For more information, see the supplemental calculation contained later in this release.
(2) Orders and backlog metrics are operating measures not defined by GAAP, and our methodology for determining orders and backlog may vary from the methodology used by other companies in determining their orders and backlog amounts. For more information related to backlog, see Part I, Item 1. “Business” of our Annual Report on Form 10-K for the fiscal year ended April 26, 2025.

Balance Sheet and Cash Flow
Cash and cash equivalents totaled $144.4 million at January 31, 2026, and $11.1 million of total current and long-term debt was outstanding as of that date, which included $11.2 million of face value and is net of $0.1 million of debt issuance costs.
On November 26, 2025, the Company entered into a new $71.5 million senior credit facility (the “New Credit Facility”) pursuant to a Credit Agreement. The New Credit Facility consists of a cash flow‑backed revolving line of credit and a term loan that is not collateralized by real estate. The Company believes the New Credit Facility enhances financial flexibility in managing its operations and capital structure by extending maturities and providing committed liquidity. As of January 31, 2026, there were no advances under the loan portion of our line of credit, and the balance of letters of credit outstanding was $1.9 million.
On December 22, 2025, the Company acquired the Display Business from X Display Company Technology Limited (“XDC”), which consisted of intellectual property, equipment assets, technical expertise, contract rights, other personal property and related assets. The acquisition did not materially impact the Company’s financial statements.

In the first nine months of fiscal 2026, Daktronics generated $54.3 million of cash from operations and used $10.4 million for purchases of property and equipment. We repurchased 1.3 million shares of common stock in the first nine months of fiscal 2026 at the volume-weighted average price of $17.61, equaling $22.8 million of share repurchases.

At the end of the fiscal 2026 third quarter, the Company’s working capital ratio was 2.2 to 1. The Company efficiently manages working capital to support profitable growth while taking into account the seasonal dynamics of its component businesses.

Webcast Information
The Company will host a conference call and webcast to discuss its financial results today at 10:00 a.m. (Central Time). This call will be broadcast live at http://investor.daktronics.com where related presentation materials will also be posted prior to the conference call. A webcast will be available for replay shortly after the event.

About Daktronics
Daktronics has strong leadership positions in, and is the world’s largest supplier of, large-screen video displays, electronic scoreboards, LED text and graphics displays, and related control systems. The Company excels in the control of display systems, including those that require integration of multiple complex displays showing real-time information, graphics, animation, and video. Daktronics designs, manufactures, markets and services display systems for customers around the world in four domestic business units: Live Events, Commercial, High School Park and Recreation, and Transportation, and one International business unit. For more information, visit the Company's website at: www.daktronics.com.

Safe Harbor Statement
Cautionary Notice: In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the federal securities laws and is intended to receive the protections of such laws.

All statements, other than historical facts, included or incorporated in this release could be deemed forward-looking statements, particularly statements that reflect our expectations or beliefs of Daktronics, Inc. (the “Company,” “Daktronics,” “we,” or “us”) concerning future events or our future financial performance. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by discussions of strategy, plans, or intentions or by the use of words such as “may,” “would,” “could,” “should,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “project,” “predict,” “potential,” “continue,” or “intend,” the negative or other variants of such terms, or other comparable terminology. The Company cautions that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations as a result of various factors, including, but not limited to, changes in economic and market conditions, management of growth, timing and magnitude of future contracts, orders, and capital investment projects, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions, increased regulation, the imposition of tariffs, trade wars, the availability and costs of raw materials, components, and shipping services, geopolitical and governmental actions, expansion into new geographical markets, the Company’s recent leadership transition, transformation initiatives, future strategy, and other risks, trends, and uncertainties described more fully in the Company’s Annual Report on Form 10-K for its 2025 fiscal year (the “Form 10-K”) and in other reports filed with or furnished to the U.S. Securities and Exchange Commission (the "SEC") by the Company. You should carefully consider the trends, risks, and uncertainties described in this presentation, the Form 10-K, and other reports filed with or furnished to the SEC by the Company before making any

(1) Adjusted operating income, adjusted operating margin, and adjusted net income are not measures defined by accounting principles generally accepted in the United States of America ("GAAP"), to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting this non-GAAP financial measurement provides investors with a consistent way to analyze our performance. For more information, see the supplemental calculation contained later in this release.
(2) Orders and backlog metrics are operating measures not defined by GAAP, and our methodology for determining orders and backlog may vary from the methodology used by other companies in determining their orders and backlog amounts. For more information related to backlog, see Part I, Item 1. “Business” of our Annual Report on Form 10-K for the fiscal year ended April 26, 2025.

investment decision with respect to our securities. If any of these trends, risks, or uncertainties continues or occurs, our business, financial condition, or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment.

Forward-looking statements are made in the context of information available as of the date of this news release and are based on our current expectations, forecasts, estimates, and assumptions. The Company undertakes no obligation to update or revise such statements to reflect circumstances or events occurring after this presentation except as may be required by applicable law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

-- END --
For more information contact:
INVESTOR RELATIONS:
Howard I. Atkins, Acting Chief Financial Officer
Tel (605) 692-0200
Investor@daktronics.com

Alliance Advisors IR
Carolyn Capaccio / Jody Burfening
DAKTIRTeam@allianceadvisors.com

Daktronics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
Net sales	$181,871	$149,507	$630,096	$583,926
Cost of sales	138,242	112,726	459,570	431,584
Gross profit	43,629	36,781	170,526	152,342

Operating expenses:
Selling	15,335	14,471	48,225	44,811
General and administrative	15,844	16,498	43,901	43,771
Product design and development	10,528	9,440	31,643	28,902
	41,707	40,409	123,769	117,484
Operating income (loss)	1,922	(3,628)	46,757	34,858

Nonoperating income (expense):
Interest income (expense), net	1,072	508	2,523	710
Change in fair value of convertible note	—	(14,083)	—	(25,369)
Other income (expense), net	518	(613)	(1,683)	(2,612)

Income (loss) before income taxes	3,512	(17,816)	47,597	7,587
Income tax expense (benefit)	502	(660)	10,636	8,283
Net income (loss)	$3,010	$(17,156)	$36,961	$(696)

Weighted average shares outstanding:
Basic	48,489	47,764	48,696	46,944
Diluted	49,257	47,764	49,528	46,944

Earnings per share:
Basic	$0.06	$(0.36)	$0.76	$(0.01)
Diluted	$0.06	$(0.36)	$0.75	$(0.01)

Fiscal 2026 is a 53-week year and fiscal 2025 was a 52-week year. As a result, the nine months ended January 31, 2026, includes 40 weeks of operating results, whereas the nine months ended January 25, 2025, includes 39 weeks of operating results.

Daktronics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2026	April 26, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$144,424	$127,507
Accounts receivable, net	114,326	92,762
Inventories	103,596	105,839
Contract assets	48,314	41,169
Current maturities of long-term receivables	3,599	2,437
Prepaid expenses and other current assets	10,929	8,520
Income tax receivables	608	3,217
Total current assets	425,796	381,451

Property and equipment, net	64,208	73,884
Long-term receivables, less current maturities	1,862	1,030
Goodwill	3,710	3,188
Intangibles, net	3,371	568
Debt issuance costs, net	—	1,289
Right of use, investment in affiliates, and other assets	17,077	9,378
Deferred income taxes	30,352	32,104
TOTAL ASSETS	$546,376	$502,892

Daktronics, Inc. and Subsidiaries
Consolidated Balance Sheets (continued)
(in thousands)
(unaudited)

	January 31, 2026	April 26, 2025
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$1,150	$1,500
Accounts payable	63,571	46,669
Contract liabilities	65,847	69,050
Accrued expenses	45,790	41,705
Warranty obligations	12,514	12,706
Income taxes payable	2,684	375
Total current liabilities	191,556	172,005

Long-term warranty obligations	24,884	23,124
Long-term contract liabilities	19,985	18,421
Other long-term obligations	6,224	6,839
Long-term debt, net	9,902	10,487
Deferred income taxes	87	85
Total long-term liabilities	61,082	58,956

STOCKHOLDERS' EQUITY:
Preferred Shares, $0.00001 par value, authorized 5,000 shares; no shares issued and outstanding	—	—
Common stock, $0.00001 par value, authorized 115,000 shares; 53,565 and 53,030 shares issued as of January 31, 2026 and April 26, 2025, respectively	—	—
Additional paid-in capital	195,552	189,940
Retained earnings	164,871	127,910
Treasury stock, at cost, 5,272 and 3,979 shares as of January 31, 2026 and April 26, 2025, respectively	(62,536)	(39,759)
Accumulated other comprehensive loss	(4,149)	(6,160)
TOTAL STOCKHOLDERS' EQUITY	293,738	271,931
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$546,376	$502,892

Daktronics, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	January 31, 2026	January 25, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$36,961	$(696)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,738	14,707
Gain on sale of property, equipment and other assets	(167)	(118)
Share-based compensation	3,645	1,623
Equity in loss of affiliates	1,767	2,594
(Reversal of) allowance for credit losses on affiliate loan	(545)	—
Provision for (recoveries of) doubtful accounts, net	774	(481)
Deferred income taxes, net	1,787	877
Change in fair value of convertible note	—	25,369
Change in operating assets and liabilities	(4,638)	30,964
Net cash provided by operating activities	54,322	74,839

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(10,395)	(14,668)
Proceeds from sales of property, equipment and other assets	553	212
Loans to equity investees	(5,150)	(3,326)
Acquisition, net of cash acquired	44	—
Net cash used in investing activities	(14,948)	(17,782)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on notes payable	1,400	—
Payments on notes payable	(2,596)	(1,733)
Principal payments on long-term obligations	(104)	(310)
Payments for common shares repurchased	(22,777)	(9,016)
Proceeds from exercise of stock options	1,496	5,056
Tax payments related to RSU issuances	(607)	(591)
Net cash used in financing activities	(23,188)	(6,594)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	731	28
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	16,917	50,491

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	127,507	81,678
End of period	$144,424	$132,169

Daktronics, Inc. and Subsidiaries
Net Sales and Orders by Business Unit
(in thousands)
(unaudited)

	Three Months Ended				Nine Months Ended
(in thousands)	January 31, 2026	January 25, 2025	Dollar Change	Percent Change	January 31, 2026	January 25, 2025	Dollar Change	Percent Change
Net Sales:
Commercial	$43,506	$37,976	$5,530	14.6%	$140,425	$115,614	$24,811	21.5%
Live Events	74,911	46,072	28,839	62.6	236,192	231,887	4,305	1.9
High School Park and Recreation	31,649	29,367	2,282	7.8	136,963	125,444	11,519	9.2
Transportation	15,273	18,789	(3,516)	(18.7)	53,122	62,757	(9,635)	(15.4)
International	16,532	17,303	(771)	(4.5)	63,394	48,224	15,170	31.5
	$181,871	$149,507	$32,364	21.6%	$630,096	$583,926	$46,170	7.9%
Orders:
Commercial	$41,454	$40,983	$471	1.1%	$127,958	$127,653	$305	0.2%
Live Events	73,370	78,132	(4,762)	(6.1)	254,817	199,555	55,262	27.7
High School Park and Recreation	39,177	34,549	4,628	13.4	138,109	116,834	21,275	18.2
Transportation	31,790	13,838	17,952	129.7	67,775	48,819	18,956	38.8
International	15,320	19,402	(4,082)	(21.0)	50,130	47,803	2,327	4.9
	$201,111	$186,904	$14,207	7.6%	$638,789	$540,664	$98,125	18.1%

Reconciliation of Free Cash Flow*
(in thousands)
(unaudited)

	Nine Months Ended
	January 31, 2026	January 25, 2025
Net cash provided by operating activities	$54,322	$74,839
Purchases of property and equipment	(10,395)	(14,668)
Proceeds from sales of property and equipment	553	212
Free cash flow	$44,480	$60,383
*The table above reconciles free cash flow to the most directly comparable GAAP financial measure. In evaluating its business, Daktronics considers and uses free cash flow as a key measure of its operating performance. The term free cash flow is not defined under accounting principles generally accepted in the United States of America ("GAAP"). It is not a measure of operating income, cash flows from operating activities or other GAAP figures and should not be considered alternatives to those computations. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of, insurance recovery for and grants for property, plant and equipment, if applicable. Our definition of free cash flow may not be comparable to similarly titled definitions used by other companies. Free cash flow is intended to provide information that may be useful for investors when assessing period to period results because it provides them with additional information in assessing our liquidity, capital resources and financial operating results.

Reconciliation of Adjusted Operating Income*
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
Operating income (GAAP Measure)	$1,922	$(3,628)	$46,757	$34,858
Management transition expenses	1,668	—	2,045	—
XDC acquisition, advisory and legal costs	417	—	449	—
Consultant related expenses associated with business transformation initiatives	—	2,130	—	6,054
Corporate governance expenses	—	2,711	—	2,944
Adjusted operating income (non-GAAP measure)	$4,007	$1,213	$49,251	$43,856
*In evaluating its business, Daktronics considers and uses adjusted operating income as a key measure of its operating performance. The term adjusted operating income is not defined under GAAP and is not a measure of operating income, cash flows from operating activities, or other GAAP figures and should not be considered alternatives to those computations. We define adjusted operating income as operating income (loss) plus management transition expenses, acquisition related expenses, consulting related expenses related to our business transformation initiatives, and corporate governance expenses related to legal and advisory costs of reincorporation and shareholder relations. Management transition and acquisition related expenses incurred during the first and second quarters of fiscal 2026 were immaterial and, accordingly, were not previously disclosed as adjustments. These expenses became material during the third quarter of fiscal 2026 and are therefore reflected in the nine‑month adjusted operating income calculation. Management believes adjusted operating income is a useful indicator of our financial performance and our ability to generate cash flows from operations. Our definition of adjusted operating income may not be comparable to similarly titled definitions used by other companies. The table above reconciles adjusted operating income to comparable GAAP financial measures.

Reconciliation of Adjusted Net Income*
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
Net income (loss)	$3,010	$(17,156)	$36,961	$(696)
Management transition expenses	1,234	—	1,513	—
XDC acquisition, advisory and legal costs	309	—	332	—
Consultant related expenses associated with business transformation initiatives, net of taxes	—	1,576	—	4,480
Corporate governance expenses, net of taxes	—	2,006	—	2,179
Change in fair value of convertible note	—	14,083	—	25,369
Adjusted net income	$4,553	$509	$38,806	$31,332

*The table above reconciles adjusted net income to the most directly comparable GAAP financial measure. In evaluating its business, Daktronics considers and uses adjusted net income as a key measure of its operating performance. The term adjusted net income is not defined under GAAP. It is not a measure of net income or other GAAP figures and should not be considered alternatives to those computations. We disclose adjusted net income as a non-GAAP financial measure in order to report our results exclusive of items that are non-recurring, unique, or not core to our operating business. Our definition of adjusted net income may not be comparable to similarly titled definitions used by other companies. Management believes presenting this non-GAAP financial measurement provides investors with a consistent way to analyze our performance.

Reconciliation of Long-term Debt
(in thousands)
(unaudited)
Long-term debt consists of the following:

	January 31, 2026	April 26, 2025
Mortgage	$11,213	$12,375
Long-term debt, gross	11,213	12,375
Debt issuance costs, net	(161)	(388)
Current portion	(1,150)	(1,500)
Long-term debt, net	$9,902	$10,487